      REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM ON SCHEDULES


The Board of Directors and Stockholder
EquiTrust Life Insurance Company

We have audited the balance sheets of EquiTrust Life Insurance Company as of December 31, 2004 and 2003, and the related statements of income, changes in stockholder's equity and cash flows for each of the three years in the period ended December 31, 2004, and have issued our report thereon dated February 4, 2005 (included elsewhere in this Registration Statement). Our audits also included the financial statement schedules listed in Item 26(o) of this Registration Statement. These schedules are the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits.

In our opinion, the financial statement schedules referred to above, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein. As discussed in Note 1 to the financial statements, in 2004 the Company changed its method of accounting for guaranteed minimum death benefits and incremental death benefits on its variable annuities.

                                          /s/ Ernst & Young LLP

Des Moines, Iowa
February 4, 2005

                   SCHEDULE I - SUMMARY OF INVESTMENTS - OTHER
                       THAN INVESTMENTS IN RELATED PARTIES
                        EQUITRUST LIFE INSURANCE COMPANY

                                DECEMBER 31, 2004

                    COLUMN A                             COLUMN B          COLUMN C            COLUMN D
--------------------------------------------------   ---------------   ---------------   --------------------
                                                                                           AMOUNT AT WHICH
                                                                                         SHOWN IN THE BALANCE
               TYPE OF INVESTMENT                         COST (1)          VALUE               SHEET
--------------------------------------------------   ---------------   ---------------   --------------------
                                                                   (DOLLARS IN THOUSANDS)
Fixed maturity securities, available for sale:
 Bonds:
   United States Government and agencies             $       312,661   $       306,565   $            306,565
   State, municipal and other governments                    126,177           131,969                131,969
   Public utilities                                           64,791            67,908                 67,908
   Corporate securities                                      854,008           894,490                894,490
   Mortgage and asset-backed securities                    1,061,036         1,081,558              1,081,558
 Redeemable preferred stocks                                   6,698             6,748                  6,748
                                                     ---------------   ---------------   --------------------
      Total                                                2,425,371   $     2,489,238              2,489,238
                                                                       ===============

Mortgage loans on real estate                                219,637                                  219,637
Derivative instruments                                         8,110            12,294                 12,294
Policy loans                                                  21,234                                   21,234
Short-term investments                                        10,754                                   10,754
                                                     ---------------                     --------------------
                                                     $     2,685,106                     $          2,753,157
                                                     ===============                     ====================

(1) On the basis of cost adjusted for repayments and amortization of premiums and accrual of discounts for fixed maturities and short-term investments; original cost for derivative instruments, and unpaid principal balance for mortgage loans on real estate and policy loans.

               SCHEDULE III - SUPPLEMENTARY INSURANCE INFORMATION
                        EQUITRUST LIFE INSURANCE COMPANY

                COLUMN A                       COLUMN B            COLUMN C           COLUMN D           COLUMN E
----------------------------------------   ----------------   -----------------   ----------------   ----------------
                                               DEFERRED         FUTURE POLICY
                                                POLICY        BENEFITS, LOSSES,                           OTHER
                                             ACQUISITION       CLAIMS AND LOSS        UNEARNED         POLICYHOLDER
                                              COSTS (1)           EXPENSES            REVENUES            FUNDS
                                           ----------------   -----------------   ----------------   ----------------
                                                                     (DOLLARS IN THOUSANDS)
December 31, 2004:
  Traditional annuity -
    independent distribution               $        232,379   $       2,709,969   $              -   $          1,727
  Traditional and universal life
    insurance                                        25,177             217,215              1,319             10,244
  Variable                                           14,927              14,483                448                  -
  Impact of unrealized gains/losses                 (21,009)                  -                  -                  -
                                           ----------------   -----------------   ----------------   ----------------
  Total                                    $        251,474   $       2,941,667   $          1,767   $         11,971
                                           ================   =================   ================   ================

December 31, 2003:
  Traditional annuity -
    independent distribution               $        191,879   $       2,051,142   $              -   $          1,668
  Traditional and universal life
    insurance                                        26,748             220,474              1,216             10,191
  Variable                                           11,886              14,845                435                  -
  Impact of unrealized gains/losses                 (13,565)                  -                  -                  -
                                           ----------------   -----------------   ----------------   ----------------
  Total                                    $        216,948   $       2,286,461   $          1,651   $         11,859
                                           ================   =================   ================   ================

December 31, 2002:
  Traditional annuity -
    independent distribution               $        146,933   $       1,403,017   $              -   $          1,751
  Traditional and universal life
    insurance                                        28,842             223,522              1,246             10,289
  Variable                                            9,454               7,629                349                  -
  Impact of unrealized gains/losses                 (27,596)                  -                  -                  -
                                           ----------------   -----------------   ----------------   ----------------
  Total                                    $        157,633   $       1,634,168   $          1,595   $         12,040
                                           ================   =================   ================   ================

              COLUMN A                        COLUMN F          COLUMN G          COLUMN H           COLUMN I          COLUMN J
----------------------------------------   ---------------   ---------------   ---------------    ---------------   ---------------
                                                                                                   AMORTIZATION
                                                                                  BENEFITS,        OF DEFERRED
                                                                               CLAIMS, LOSSES         POLICY             OTHER
                                              PREMIUM        NET INVESTMENT    AND SETTLEMENT       ACQUISITION        OPERATING
                                              REVENUES          INCOME (2)         EXPENSES          COSTS (1)        EXPENSES (3)
                                           ---------------   ---------------   ---------------    ---------------   ---------------
                                                                            (DOLLARS IN THOUSANDS)
December 31, 2004:
  Traditional annuity -
    independent distribution               $         7,593   $       124,712   $        98,846    $        25,395   $         9,772
  Traditional and universal life
    insurance                                       14,719            15,653            17,679              1,614             3,507
  Variable                                           2,405               966               406                 81             2,805
  Corporate and other                                    -               230                 -                  -               891
  Impact of realized gains/losses                        -                 -                70                295                 -
                                           ---------------   ---------------   ---------------    ---------------   ---------------
  Total                                    $        24,717   $       141,561   $       117,001    $        27,385   $        16,975
                                           ===============   ===============   ===============    ===============   ===============

December 31, 2003:
  Traditional annuity -
    independent distribution               $         5,582   $       103,594   $        85,638    $        20,070   $         1,966
  Traditional and universal life
    insurance                                       14,796            15,930            17,965              3,164             3,430
  Variable                                           2,357               682               554                 (5)            4,031
  Corporate and other                                    -               123                 -                  -                 -
  Impact of realized gains/losses                        -                 -              (124)              (602)                -
                                           ---------------   ---------------   ---------------    ---------------   ---------------
  Total                                    $        22,735   $       120,329   $       104,033    $        22,627   $         9,427
                                           ===============   ===============   ===============    ===============   ===============

December 31, 2002:
  Traditional annuity -
    independent distribution               $         1,049   $        61,795   $        38,279    $         6,411   $         1,187
  Traditional and universal life
    insurance                                       14,864            15,999            18,458                691             3,103
  Variable                                           2,573               445               149                (11)            2,787
  Corporate and other                                    -               188                 -                  -                 -
  Impact of realized gains/losses                        -                 -                10               (431)                -
                                           ---------------   ---------------   ---------------    ---------------   ---------------
  Total                                    $        18,486   $        78,427   $        56,896    $         6,660   $         7,077
                                           ===============   ===============   ===============    ===============   ===============

(1) Beginning in 2004, deferred sales inducements are reported separately on the balance sheet and the amortization of deferred sales inducements is included as a component of interest sensitive product benefits. Prior to 2004, deferred sales inducements and the related amortization were recorded with deferred policy acquisition costs. The amounts for 2003 and 2002 have been reclassified to conform to the 2004 presentation.
(2) Net investment income is allocated to the segments based upon the investments held by the respective segment.
(3) Expenses have been allocated using one of two methodologies, depending on the nature of the expense. Direct expenses, such as those incurred by our underwriting and policy administration departments, and other expenses for which there is a reliable basis for allocation are allocated based upon time studies and cost analysis performed by the respective departments. The remaining indirect expenses are allocated in proportion to the equity of each segment.

                                                   SCHEDULE IV - REINSURANCE
                                              EQUITRUST LIFE INSURANCE COMPANY

                COLUMN A                      COLUMN B           COLUMN C          COLUMN D          COLUMN E           COLUMN F
----------------------------------------   ---------------   ---------------   ---------------    ---------------   ---------------
                                                                                ASSUMED FROM                           PERCENT OF
                                                              CEDED TO OTHER        OTHER                                AMOUNT
                                            GROSS AMOUNT        COMPANIES          COMPANY          NET AMOUNT       ASSUMED TO NET
                                           ---------------   ---------------   ---------------    ---------------   ---------------
                                                                            (DOLLARS IN THOUSANDS)
Year ended December 31, 2004:
   Life insurance in force, at end
     of year                               $       579,301   $       365,200   $     1,843,537    $     2,057,638              89.6%
                                           ===============   ===============   ===============    ===============   ===============
   Insurance premiums and other
     considerations:
     Interest sensitive product
     charges                               $         3,108   $         1,380   $        18,248    $        19,976              91.3%
     Traditional life insurance
        premiums                                        90                89             4,740              4,741             100.0
                                           ---------------   ---------------   ---------------    ---------------   ---------------
                                           $         3,198   $         1,469   $        22,988    $        24,717              93.0%
                                           ===============   ===============   ===============    ===============   ===============

Year ended December 31, 2003:
   Life insurance in force, at end
     of year                               $       568,084   $       342,317   $     1,977,059    $     2,202,826              89.8%
                                           ===============   ===============   ===============    ===============   ===============
   Insurance premiums and other
     considerations:
     Interest sensitive product
     charges                               $         2,895   $         1,221   $        16,129    $        17,803              90.6%
     Traditional life insurance
        premiums                                        62                99             4,969              4,932             100.8
                                           ---------------   ---------------   ---------------    ---------------   ---------------
                                           $         2,957   $         1,320   $        21,098    $        22,735              92.8%
                                           ===============   ===============   ===============    ===============   ===============

Year ended December 31, 2002:
   Life insurance in force, at end
     of year                               $       531,781   $       318,399   $     1,999,178    $     2,212,560              90.4%
                                           ===============   ===============   ===============    ===============   ===============
   Insurance premiums and other
     considerations:
     Interest sensitive product
     charges                               $         2,384   $         1,193   $        12,299    $        13,490              91.2%
     Traditional life insurance
        premiums                                        39               109             5,066              4,996             101.4
                                           ---------------   ---------------   ---------------    ---------------   ---------------
                                           $         2,423   $         1,302   $        17,365    $        18,486              93.9%
                                           ===============   ===============   ===============    ===============   ===============